Exhibit 4.38 THE KANSAS POWERANDLIGHT COLPANY To HARRIS TRUST ANDSAVINGSBANK as Trustee SIXTH StJPPLENTAL INDENTURE Dated October 1., 1951

SIXTH 3UPPLJENTAL INDENTURE, dated the 4th day of October, 1951, made by and between The Kansas Power and Light Company, a corporation, organized and existing under the laws of the State of Kansas (herein after cailed the “Company”), party of the first part, and Harris Trust and Savings Bank, a corporation, organized and existing under the laws of the State of illinois (hereinafter called the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of July 1, 1939, herein after mentioned, party of the second part; WHEREAS, Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust dated as of July 1, 1939, (hereinafter re ferred to as the “Original Indenture”) to provide for and secure an issue of First Morage Bonds of the Company, issuable in series and to declare the terms and conditions upon which the Bonds were and are to be issued thereunder; and WREAS, The Company has heretofore executed and delivered to the Trustee its Second Supplemental Indenture dated April 1, 1949, its Fourth Supplemental Indenture dated October 1, 1949, and its Fifth Supplemental Indenture dated December 1, 1949, supplementing and amend ing the Original Indenture and providing for the issuance thereunder of Bonds of certain series; and WHEREAS By mistake in description, certain property was included and described in said Second Supplemental Indenture (Tract No. 24, page 9 thereof) as follows: The Vlest Seventy—five (75) feet of the following des cribed tract of land: Commencing on the Township line Five and four—hundredths (5.04) chains West of the Northeast (NE) corner of the Northwest quarter (NW) of Section Four (4), Township Twelve (12), Range Six teen (16) East of the 6th Principal !eridian; thence West along Tovinship line (now East Sixth Street) Five and four—hundredths (5.04) chains; thence South Three and Ninety—seven hundredths (3.97) chains; thence East Five and four—hundredths (5.04) chains; thence North Three and Ninety—seven hundredths (3.97) chains to place of beginning; being a tract of land Seventy—five (75) feet East and West and Two Hundred Twenty—nine (229) feet North and South, in Shawnee C.inty, Kansas, when in fact such property as so described was not then and is not now owned by the Company; and VFUREAS, The property intended to be described as the certain Elec tric Switching Station Site, Tract No. 24 in said Second Supplemental Indenture is correctly described hereinafter; and WRREAS, The parties hereto desire by this Sixth Supplemental In denture to correct the erroneous description set forth and contained in said Second Supplemental Indenture as Electric Switching Site, Tract No. —1—

mental by which the warrants, nants any Supplemental Trustee, indentures described; 21 described of over Trustee purport of Indenture the mental been extent such and be its corporate of first signed Harris the in all the the attested other tima terms this corporate NOW, and TO IN purpose correctly is Shawnee herein above the princtpal Indenture Original and Indenture and Trust. first and to WITNESS HAVE issd hereby ratifies and instrument, West Electric West Ninoty•seven property, Ninetyeven THE!IEFORE, indentures of That ning, four-lundredt1is Sinteeri Township and South., and aliens, (75) (NW) and seal indentures the Tith supplemental c.cnditions, sealed effect.4 by written, the to Indenture stated AND this and part. County, West ifl four-’liundredttis name in Company along of feet described its to Indenture, its acknowledged of being and WTRE0F, the and of all following all wherein ‘10 Savings re1eases and the consideration by Sixth (].6) be Section line, Switching and to has Assistant and outstanding and of successor the that HOLD same to supplemental TS of Township in indentures attested one Kansas, rortheast confirms supplemental a be at East hundredths the nundreaths T’.’ro and covenants be caused other thereto, Company interest of tract Shavnee Supplemental is Five such in force it Bank, hereunto The of INDENTURE, or (5.04.) signed East described by the Four the Hundred to of conveys, the was its before Station Secretary, Kansas and line these valuable in and and of property (5.04) by its Second sum unto the say: and party under of has ie County, intended supplemental (4), granting (NE) Vice—Presidents trust and land forever, chains; its and and —2— in thereto, to four—hundredths (3.97) (3.9?) corporate affbed, the thereto, of 6th effect Twenty—nine (Now the executed presents Harris Hundred rower [ITNESSETH: premium, specifically property: Site: order Ta:tn assigns, corner chains; purposes Indenture hereto Zecretary sealed the Supplemental Cne Seventyfive premises under considerations, in Principal execution East Kansas. all thence chains; ship chains to clauses Dollar Original all trust as and to Trust the and according Twenty—five The of name have of by as the grants, and Sixth thence thereto though transfers, if and further Twelve Light set property the the is for (229) its this of and West Commencing Sourh to upon and and any, !Seridian; delivered Original thence ($1.00) to of been subject of singular, (5,04) executed. forth the Indenture Indenture, Northwest Street) place (75) and President, second of North Company, be said instrumont said its this bargains, Savings Seventy—five feet and (12), on to secure Three all day described the the hereunto on hereinafter East feet (125) in corporate mortgages, their all duly chains of subject Second property to Sixth Indenture Three North to its part, and mutual receipt this Range on Five thence the the and beam the Bonds and the Bank, uarter East Five the party paid as the feet behalf, and year tenor, sells, Original to Supple Sixth following and and and Supple and has affixed, lien all amended payment to same cove— had its be seal of by at as hereto and sets all for caused of and to

THE KANSAS POWER AND LIGHT COMPANY

By s/ R. W. McClure
Vice-President.

Attest:

s/ I. S. Stewart
Secretary.

(Seal)

Executed, sealed and delivered by
The Kansas Power and Light Company,
in the presence of:

s/ Ruth Haught

s/ Walter D. Felzke

HARRIS TRUST AND SAVINGS BANK

By s/ F. O. Mann
Vice-President.

Attest:

s/ G. H. Askew
Assistant Secretary.

(Seal)

Executed, sealed and delivered by
Harris Trust and Savings Bank,
in the presence of:

s/ Lois M. Andes

s/ Jeanne Harrington

STATE OF KANSAS) SS: COUNTYOF 1SHMIrEE IT REL1I3ERED, that on this 4th day of October, 1951, before me t undersigned, a Notary Public within and for the County and State afores4d, personally came R. W. )ScClure, Vice—President and I. S. Stewart, Secretary, of The Kansas Per and Light Company, a corporation, duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers tI within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation. IN VTITNESS71fF?EOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written. s/ C. E. Dailey Notary Public. My commission expires: Januari 3L53 (Seal) STATE OF ILLINOIS) ) ss COUNTY OF COOK) BE IT REERED, that on this 16th day of October, 1951, before me, the undersigned, a Notary Public within and fcr the County and State aforesaid, personally came, F,, 0. Nann , Vice—President, and G. N. Askew , Assistant Secretary, of Harris Trust and Savings Bank, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation. IN VIITNESS VIHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written. s/ J. R. Roy Notary Public. My commission expires: December 13. 1954 (Seal)

RECORDEDIfl BOOK1098 PAGE 376 #975 State of Kansas) Shawnee County ) ss. Received for Record 1951 Oct 19 PM 2 26 .4 Register oI’ Deeds Elburn M. Beal By /s/ E.D.G.